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                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement of Accord Networks Ltd. on Form S-8 of our report dated February 6, 2000 (except for notes 12e and 12f the dates of which are May 25, 2000 and June 16, 2000, respectively), appearing in the Registration Statement Accord Networks Ltd on Form F-1 for the year ended December 31, 1999.

/s/ Kesselman & Kesselman
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Kesselman & Kesselman
Certified Public Accountant (Isr.)



Tel Aviv, Israel
November 27, 2000